                                                                     Exhibit 3.1

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                      MRS. FIELDS' HOLDING COMPANY, INC.


                 --------------------------------------------

                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware

                 --------------------------------------------


          Mrs Fields' Holding Company, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

          FIRST: Article FOURTH of the Corporation's Restated Certificate of
          -----
Incorporation is hereby amended to read in its entirety as set forth below:

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 5,000,000 shares of Common Stock, par value $0.001 per share.

          SECOND: The foregoing amendment was duly adopted in accordance with
          ------
Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 24/th/ day of August, 1998.

                                          MRS. FIELDS' HOLDING COMPANY, INC.


                                          By: /s/ Herbert S. Winokur, Jr.
                                             ----------------------------------
                                          Name: Herbert S. Winokur, Jr.
                                          Title: Chairman

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE

                                  * * * * *

     Mrs. Fields' Holding Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle.

     The Board of Directors of Mrs. Fields' Holding Company, Inc. adopted the following resolution on the 15 day of January, 1997.

     Resolved, that the registered office of Mrs Fields' Holding Company, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Mrs. Fields' Holding Company, Inc. has caused this statement to be signed by Larry A. Hodges, its President this 15 day of January, 1997.


                            By  /s/ Larry A. Hodges
                              ----------------------

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                      MRS. FIELDS' HOLDING COMPANY, INC.

               ________________________________________________


                    Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

               ________________________________________________



          Mrs. Fields' Holding Company, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

          FIRST: Article FOURTH of the Corporation's Certificate of
          -----
Incorporation is hereby amended to read in its entirety as set forth below:

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 5,000,000 shares of Common Stock, par value $.01 per share.

          SECOND: The foregoing amendment was duly adopted in accordance with
          ------
Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 3rd day of June, 1998.

                                             MRS. FIELDS' HOLDING COMPANY, INC.


                                             By: /s/ Herbert S. Winokur
                                                --------------------------------
                                             Name:  Herbert S. Winokur, Jr.
                                             Title: Chairman of the Board

            CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT


It is hereby certified that:

          1. The name of the corporation (hereinafter called the "corporation") is

                      Mrs. Fields' Holding Company, Inc.


          2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

          3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

          4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 7/21, 1998.

                                                  /s/ Michael Ward
                                                  ------------------------------
                                                  Michael Ward, Vice President

                         CERTIFICATE OF INCORPORATION

                                      OF

                       MRS FIELDS' HOLDING COMPANY, INC.

          FIRST:  The name of the Corporation is Mrs. Fields' Holding Company,
          -----
Inc. (hereinafter the "Corporation").

          SECOND: The address of the registered office of the Corporation in the
          ------
State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

          THIRD:  The purpose of the Corporation is to engage in any lawful act
          -----
or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

          FOURTH: The total number of shares of stock which the Corporation
          ------
shall have authority to issue is 1,000 shares of Common Stock, each having a par value of one dollar ($1.00).

          FIFTH:  The name and mailing address of the Sole Incorporator is as
          -----
follows:

                             Deborah M. Reusch
                             P.O. Box 636
                             Wilmington, DE 19899

          SIXTH:  The following provisions are inserted for the management of
          -----
the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

          (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

          (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or
     (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

          SEVENTH:  Meetings of stockholders may be held within or without
          -------
     the State of Delaware, as the By-Laws
     may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

          EIGHTH:  The Corporation reserves the right to amend, alter, change or
          ------
     repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 31st day of July, 1996.


                                                  /s/ Deborah M. Reusch
                                                 -----------------------
                                                    Deborah M. Reusch
                                                    Sole Incorporator

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                      MRS. FIELDS' HOLDING COMPANY, INC.

                   (Pursuant to Sections 241 and 245 of the
                       Delaware General Corporation Law)

          Mrs. Fields' Holding Company, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

          1.   The Corporation's present name is Mrs. Fields' Holding Company,
Inc.

          2. The date of filing of its original Certificate of Incorporation with the Secretary of State was July 31, 1996.

          3. The text of the Certificate of Incorporation, as heretofore amended and supplemented, is hereby amended and restated to read in full as set forth below in this paragraph 3:

          FIRST:  The name of the Corporation is Mrs. Fields' Holding Company,
          -----
Inc. (hereinafter the "Corporation").

          SECOND:  The address of the registered office of the Corporation in
          ------
the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

          THIRD:  The purpose of the Corporation is to engage in any lawful act
          -----
or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

          FOURTH:  The total number of shares of stock which the Corporation
          ------
shall have authority to issue is 1,200 shares, of which 1,000 shares shall be Common Stock, par value $.01 per share, and 200 shares shall be

     Preferred Stock, par value $.01 per share (the "Preferred Stock").

               The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

               FIFTH:    The name and mailing address of the Sole Incorporator
               -----
     is as follows:

                             Deborah M. Reusch
                             P.O. Box 636
                             Wilmington, DE 19899

               SIXTH:    The following provisions are inserted for the
               -----
management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

               (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

          (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

          (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

          SEVENTH:  Meetings of stockholders may be held within or without the
          -------
State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

          EIGHTH:   The Corporation reserves the right to amend, alter, change
          ------
or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          4. This Restated Certificate of Incorporation was duly adopted in accordance with Sections 241 and 245 of the Delaware General Corporation Law.

          I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 7/th/ day of August, 1996.


                                                  /s/ Deborah M. Reusch
                                              ----------------------------------
                                                       Deborah M. Reusch
                                                       Sole Incorporator

                         Certificate of Designations

                                    OF THE

                                   SERIES A

                                10% CUMULATIVE

                           ACCRUING PREFERRED STOCK

                                      OF

                      MRS. FIELDS' HOLDING COMPANY, INC.

                 ____________________________________________

                   Pursuant to Section 151(g) of the General
                   Corporation Law of the State of Delaware
                 ____________________________________________

          MRS. FIELDS' HOLDING COMPANY, INC. (the "Company"), a company organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), certifies as follows:

          FIRST: The Company was incorporated in the State of Delaware on July 31, 1996;

          SECOND: The Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") filed with the Secretary of the State of Delaware on August 7, 1996, authorizes the issuance of 200 shares of preferred stock, par value $.01 per share, and, further, authorizes the Board of Directors of the Company (the "Board of Directors"), by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of preferred stock into one or more classes or series, and without limiting the generality of the foregoing, to fix and determine the designation of each such class or series, the number of shares which shall constitute such class or series and certain relative rights and preferences of the shares of each class or series so established.

          THIRD:   The Board of Directors pursuant to authority conferred upon the Board of Directors under the Certificate of Incorporation and by written consent on September 17, 1996 did duly adopt the following resolutions authorizing the issuance of a series of the Company's preferred stock, par value $.01 per share, and setting forth terms and provisions of said preferred stock:

     RESOLVED, that the Board of Directors, pursuant to authority vested in it by the provisions of the Certificate of Incorporation, hereby authorizes the creation and issuance of a series of the Company's preferred stock, par value $.01 per share, which shall consist of up to 100 shares of the 200 shares of preferred stock that the Company now has authority to issue, and hereby fixes the powers, designation, dividend rate, redemption provisions, voting powers, rights on liquidation or dissolution, and other preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof (in addition to those set forth in said Certificate of Incorporation) as follows:

          1.   Designation.  The preferred stock of the Company created and
               -----------
authorized for issuance hereby shall be designated as "Series A 10% Cumulative Accruing Preferred Stock" (the "Preferred Stock"). The Preferred Stock will consist of 100 shares of such Preferred Stock.

          2.   Priority.  The Preferred Stock shall, with respect to dividend
               --------
rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, whether now or hereafter issued, rank (i) on a parity with any other series of preferred stock established hereafter by the Board of Directors, the terms of which shall specifically provide that such series shall rank on parity with the Preferred Stock with respect to dividend rights and rights on liquidation, winding up or dissolution, (all of such series of preferred stock to which the Preferred Stock ranks on a parity are at all times collectively referred to as "Parity Securities"), (ii) junior to any series of preferred stock established by the Board of Directors, the terms of which shall specifically provide that such series shall rank senior to the Preferred Stock with respect to dividend rights and rights on liquidation, winding up or dissolution (all of such series of preferred stock to which the Preferred Stock ranks junior are at times collectively referred to herein as the "Senior Securities"), and (iii) senior to the Company's Common Stock, $.01 par value per share (the "Common Stock"), and, subject to clauses (i) and (ii) hereof, any other equity securities of the Company, with respect to dividend rights and rights on liquidation, winding up or dissolution (all of such equity securities of the Company to which the Preferred Stock ranks senior, including the Common Stock, are at times collectively referred to herein as the "Junior Securities"). Notwithstanding the foregoing, the Company shall not establish, create, authorize or issue any shares of Parity Securities (other than additional series of Preferred Stock) or Senior Securities without the prior written consent of a majority of the holders of the Preferred Stock.

          3.   Dividends.
               ---------

                 (a) Holders of shares of Preferred Stock shall be entitled to receive, out of funds legally available for the payment of dividends ("Legally Available Funds"), cumulative dividends for each share of Preferred Stock in an amount equal to the annual rate of 10% (or $3,500 per share per year) accruable on a daily basis from September 19, 1996 (the "Issuance Date"). All accrued but unpaid dividends shall be compounded quarterly on each March 15, June 15, September 15 and December 15, commencing on December 15, 1996, at a rate equal to an annual rate of 10%. The Board of Directors shall declare and pay such accrued dividends at such time as contemplated by section 5 hereof (a "Dividend Payment Date") to the extent permitted by law and the Company's debt instruments and related agreements from time to time outstanding (the "Debt Instruments") subject to the provisions of section 3(c) hereof. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors of the Company at the time such dividend is declared; provided, however, that such declaration date shall not be more than 60 days nor
--------  -------
less than 10 days prior to the respective Dividend Payment Date.

                 (b) All dividends paid with respect to shares of the Preferred Stock pursuant to section 3(a) shall be paid pro rata to the holders entitled
                                             --- ----
thereto.

          (c) Notwithstanding anything contained herein to the contrary, no cash dividends on shares of Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of the Notes specifically prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would (or, with notice or lapse of time or both, would) constitute a breach thereof or a default thereunder.

          (d) If at any time the Company shall have failed to pay all dividends which have accrued on any outstanding shares of Senior Securities or any Parity Securities at the times such dividends are payable, unless otherwise provided in the terms of the Senior Securities or the Parity Securities, no cash or stock dividend shall be declared by the Board of Directors or paid or set apart for payment by the Company on shares of Preferred Stock unless prior to or concurrently with such declaration, payment or setting apart for payment, all accrued and unpaid dividends on all outstanding shares of such Senior Securities and Parity Securities shall have been declared, paid or set apart for payment, without interest; provided, however, that in the event such failure to pay
                  --------  -------
accrued dividends is with respect only to the outstanding shares of Preferred Stock and any outstanding shares of any Parity Securities, cash or stock dividends may be declared, paid or set apart for payment, without interest, pro
                                                                            ---
rata on shares of Preferred Stock and shares of such other series of Preferred
----
Stock so that the amounts of any dividends declared, paid or set apart for payment (whether in cash or additional securities) on shares of Preferred Stock and shares of such other series of preferred stock shall in all cases bear to each other the same ratio that, at the time of such declaration, payment or setting apart for payment, the amounts of all accrued but unpaid dividends on shares of the Preferred Stock and shares of Parity Securities bear to each other. Any dividend not paid pursuant to section 3(a) hereof or this section 3(d) shall be fully cumulative and shall accrue (whether or not declared), without interest, as set forth in section 3(a) hereof, even if such dividend is not paid pursuant to section 3(c).

          (e) Holders of shares of Preferred Stock shall be entitled to receive the dividends provided for in section 3(a) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

          4.   Liquidation Preference.
               ----------------------

           (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount in cash equal to $35,000 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities; provided, however, that the holders of
                                         --------  -------
outstanding shares of Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of Senior Securities shall have been paid in full. No full preferential payment on account of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, shall be made to the holders of any class of Parity Securities unless there shall likewise be paid at the same time to holders of Preferred Stock the full amounts to which such holders are entitled with respect to such distribution. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Preferred Stock and outstanding shares of Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the full respective preferential amounts that would be payable on such shares of Preferred Stock and such shares of Parity Securities if all amounts payable thereon were paid in full.

           (b) For the purposes of this section 4, (x) the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company or (y) the consolidation or merger of the Company with one or more other companies or entities shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

          5. Redemption.
             ----------

               (a) Mandatory Redemption.  (i) To the extent permitted by law and
                   --------------------
subject to the prior or simultaneous prepayment in full of the Debt
Instruments, as a mandatory redemption for the retirement of the shares of Preferred Stock, the Company shall redeem, out of Legally Available Funds (if such shares remain outstanding) on September 18, 2003 (the "Mandatory Redemption Date"), all remaining shares of Preferred Stock then outstanding, at the redemption price of $35,000 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the Mandatory Redemption Date. Immediately prior to authorizing or making such redemption with respect to the Preferred Stock, the Company, by resolution of its Board of Directors shall, to the extent of any Legally Available Funds, declare a dividend on the Preferred Stock payable on the Mandatory Redemption Date in an amount equal to any accrued and unpaid dividends on the Preferred Stock as of such date and, if the Company does not have sufficient Legally Available Funds to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends shall be added to the redemption price. If the Company shall fail to discharge its obligation to redeem all of the outstanding shares of Preferred Stock required to be redeemed pursuant to this section 5 (a) (the "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Company is able to discharge such Mandatory Redemption Obligation. If and so long as the Mandatory Redemption Obligation shall not be fully discharged, (x) dividends on the Preferred Stock shall continue to accrue and be added to the dividend payable pursuant to the second preceding sentence and (y) the Company shall not declare or pay any dividend or make any distribution on its securities not otherwise permitted by this certificate.

          (b) Optional Redemption. To the extent permitted by law and subject to
              -------------------
the prior or simultaneous prepayment in full of the Debt Instruments, the Preferred Stock shall be redeemable at any time, or from time to time, in whole or in part, out of Legally Available Funds, at the option of the Company, (an "Optional Redemption Date"). Optional redemptions shall be made, upon giving notice as provided in section 5 (c) hereof, at the redemption price of $35,000 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the Optional Redemption Date. Immediately prior to authorizing or making any such redemption with respect to the Preferred Stock, and as a condition precedent to the Company so redeeming at its option, in whole or in part, shares of the Preferred Stock, the Company, by resolution of its Board of Directors shall, to the extent of any Legally Available Funds, declare a dividend on the Preferred Stock payable on the Optional Redemption Date in an amount equal to any accrued and unpaid dividends on the Preferred Stock as of such date and if the Company does not have sufficient Legally Available Funds to declare and pay all dividends accrued to the Optional Redemption Date, any remaining accrued and unpaid dividends shall be added to the redemption price.

               (c)  Notice of Redemption. For the purposes of this section 5(c),
                    --------------------
a Mandatory Redemption Date and an Optional Redemption Date are hereinafter collectively referred to as a "Redemption Date"). In the event the Company shall redeem shares of Preferred Stock pursuant to section 5(a) or 5(b) hereof, a notice of such redemption shall be given by first-class mail, postage prepaid, mailed prior to the Redemption Date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock books of the Company. Notice having been mailed as aforesaid, on and after the Redemption Date, unless the Company shall be in default in providing money for the payment of the redemption price (including an amount equal to any accrued and unpaid dividends up to and including the Redemption Date), (x) dividends on the shares of the Preferred Stock so called for redemption shall cease to accrue, (y) said shares shall be deemed no longer outstanding, and (z) all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the monies payable upon redemption, without interest thereon, upon surrender of the certificates evidencing such shares), shall cease.

          Upon surrender of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require), such shares shall be redeemed by the Company at the applicable redemption price aforesaid. If fewer than all the outstanding shares of Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of Preferred Stock not previously called for redemption by lot or pro rata or by any other equitable method determined by the Board of Directors in its sole discretion. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

               (d) The election by the Company to redeem shares of Preferred Stock pursuant to this section 5 hereof shall become irrevocable only on the relevant Optional Redemption Date.

          6.   Voting Rights. Except as required by law, holders of Preferred
               -------------
Stock shall have no voting rights.

          7.   Limitation and Rights Upon Insolvency. Notwithstanding any other
               -------------------------------------
provision of this Certificate of Designations, the Company shall not be required to pay any dividend on, or to pay any amount in respect of any redemption of, the Preferred Stock at a time when immediately after making such payment the Company is or would be rendered insolvent (as defined by applicable law), provided that the obligation of the Company to make any such payment shall not be extinguished in the event the foregoing limitation applies.

          8.   Limitations under the Notes. Notwithstanding any other provision
               ---------------------------
of this Certificate of Designations, the Company shall not be required to pay any dividend on, or to pay any amount in respect of any redemption of, the Preferred Stock if upon, or after, making such payment the Company would, or with the passage of time, or the giving of notice, or both, would be in default under the terms of the Debt Instruments, provided that the obligation of the Company to make any such payment shall not be extinguished in the event the foregoing limitation applies.

          9.   Shares to Be Retired. Any share of Preferred Stock redeemed or
               --------------------
otherwise acquired by the Company shall be retired and cancelled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as Preferred Stock or shares of preferred stock of one or more other series.

     10.  Record Holders. The Company may deem and treat the record holder
          --------------
of any shares of Preferred Stock as the true and lawful owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary.

     11.  Notice. Except as may otherwise be provided for herein, all notices
          ------
referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon, the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: if to the Company, to its offices at 462 West Bearcat Drive, Salt Lake City, Utah 84115 (Attention: President) or to an agent of the Company designated as permitted by the Certificate of Incorporation or, if to any holder of the Preferred Stock, to such holder at the address of such holder of the Preferred Stock as listed in the stock record books of the Company; or to such other address as the Company or holder, as the case may be, shall have designated by notice similarly given. "Business Day" shall mean the a date that is not a Saturday, Sunday or legal holiday or which banks in the State of New York are permitted to be closed.

          IN WITNESS WHEREOF, this Certificate of Designations has been duly executed this 18/th/ day of September, 1996.

                                        MRS. FIELDS' HOLDING COMPANY, INC.

                                        BY:/s/ Herbert S. Winokur
                                           -------------------------------
                                           Name:  Herbert S. Winokur, Jr.
                                           Title: President

                                    Corrected

                           Certificate of Designations

                                     OF THE

                                    SERIES A

                                 10% CUMULATIVE

                            ACCRUING PREFERRED STOCK

                                       OF

                         MRS. FIELDS' HOLDING COMPANY, INC.



                    -----------------------------------------
                    Pursuant to Section 103(f) of the General
                    Corporation Law of the State of Delaware
                    -----------------------------------------


     MRS. FIELDS' HOLDING COMPANY, INC. (the "Company"), a company organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), certifies as follows:

     FIRST: On September 19, 1996, the Company filed with the Secretary of State a Certificate of Designations of Series A 10% Cumulative Accruing Preferred Stock (the "Certificate of Designations").

     SECOND: A reference to "$23,843" (in place of "$3,500") in the sixth line of Section 3(a) of the Certificate of Designations was omitted.

     THIRD: A reference to "Debt Instruments" (in place of "Notes") in the fifth line of Section 3(c) of the Certificate of Designations was omitted.

     FOURTH: A reference to "$238,430" (in place of "$35,000") in the sixth line of Section 4(a) of the Certificate of Designations was omitted.

     FIFTH: A reference to "19" (in place of "18") in the seventh line of
Section 5(a) of the Certificate of Designations was omitted.

     SIXTH: A reference to "$238,430" (in place of "$35,000") in the ninth line of Section 5(a) of the Certificate of Designations was omitted.

     SEVENTH: A reference to "$238,430" (in place of "$35,000") in the ninth line of Section 5(b) of the Certificate of Designations was omitted.

     EIGHTH: A reference to "Debt Instruments" (in place of "Notes") in the title of Section 8 of the Certificate of Designations was omitted.

     NINTH: The foregoing corrections were prepared in accordance with the provisions of Section 103(f) of the General Corporation Law of the State of Delaware.

     TENTH: Set forth below is the text of the Corrected Certificate of
Designations:

     FIRST: The Company was incorporated in the State of Delaware on July 31, 1996;

     SECOND: The Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") filed with the Secretary of the State of Delaware on August 7, 1996, authorizes the issuance of 200 shares of preferred stock, par value $.01 per share, and, further, authorizes the Board of Directors of the Company (the "Board of Directors"), by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of preferred stock into one or more classes or series, and without limiting the generality of the foregoing, to fix and determine the designation of each such class or series, the number of shares which shall constitute such class or series and certain relative rights and preferences of the shares of each class or series so established.

     THIRD: The Board of Directors pursuant to authority conferred upon the Board of Directors under the Certificate of Incorporation and by written consent on September 17, 1996 did duly adopt the following resolutions authorizing the issuance of a series of the

Company's preferred stock, par value $.0l per share, and setting forth the terms and provisions of said preferred stock:

     RESOLVED, that the Board of Directors, pursuant to authority vested in it by the provisions of the Certificate of Incorporation, hereby authorizes the creation and issuance of a series of the Company's preferred stock, par value $.01 per share, which shall consist of up to 100 shares of the 200 shares of preferred stock that the Company now has authority to issue, and hereby fixes the powers, designation, dividend rate, redemption provisions, voting powers, rights on liquidation or dissolution, and other preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof (in addition to those set forth in said Certificate of Incorporation) as follows:

          1. Designation. The preferred stock of the Company created and
             -----------
authorized for issuance hereby shall be designated as "Series A 10% Cumulative Accruing Preferred Stock" (the "Preferred Stock"). The Preferred Stock will consist of 100 shares of such Preferred Stock.

          2. Priority. The Preferred Stock shall, with respect to dividend
             --------
rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, whether now or hereafter issued, rank (i) on a parity with any other series of preferred stock established hereafter by the Board of Directors, the terms of which shall specifically provide that such series shall rank on parity with the Preferred Stock with respect to dividend rights and rights on liquidation, winding up or dissolution, (all of such series of preferred stock to which the Preferred Stock ranks on a parity are at all times collectively referred to as "Parity Securities"), (ii) junior to any series of preferred stock established by the Board of Directors, the terms of which shall specifically provide that such series shall rank senior to the Preferred Stock with respect to dividend rights and rights on liquidation, winding up or dissolution (all of such series of preferred stock to which the Preferred Stock ranks junior are at times collectively referred to herein as the "Senior Securities"), and (iii) senior to the Company's Common Stock, $.01 par value per share (the "Common Stock"), and, subject to clauses (i) and (ii) hereof, any other equity securities of the Company, with respect to dividend rights and rights on liquidation, winding up or dissolution (all of such equity securities of the Company to which the Preferred Stock ranks senior, including the Common Stock, are at times collectively referred to herein as the "Junior Securities"). Notwithstanding the foregoing, the Company shall not establish, create, authorize or issue any shares of Parity Securities (other than additional series of Preferred Stock) or Senior Securities without the prior written consent of a majority of the holders of the Preferred Stock.

                  3.     Dividends.
                         ---------

                          (a)    Holders of shares of Preferred Stock shall be
entitled to receive, out of funds legally available for the payment of dividends ("Legally Available Funds"), cumulative dividends for each share of Preferred Stock in an amount equal to the annual rate of l0%(or $23,843 per share per year) accruable on a daily basis from September 19, 1996 (the "Issuance Date"). All accrued but unpaid dividends shall be compounded quarterly on each March 15, June 15, September 15 and December 15, commencing on December 15, 1996, at a rate equal to an annual rate of 10%. The Board of Directors shall declare and pay such accrued dividends at such time as contemplated by section 5 hereof (a "Dividend Payment Date") to the extent permitted by law and the Company's debt instruments and related agreements from time to time outstanding (the "Debt Instruments") subject to the provisions of section 3(c) hereof. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors of the Company at the time such dividend is declared; provided, however, that such declaration date shall not be more than
          --------  -------
60 days nor less than 10 days prior to the respective Dividend Payment Date.

                          (b)    All dividends paid with respect to shares of
the Preferred Stock pursuant to section 3(a) shall be paid pro rata to the
                                                           --- ----
holders entitled thereto.

                          (c)    Notwithstanding anything contained herein to
the contrary, no cash dividends on shares of Preferred Stock shall be declared by the Board of Direc-tors or paid or set apart for payment by the Company at such time as the terms and provisions of the Debt Instruments specifically prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would (or, with notice or lapse of time or both, would) constitute a breach thereof or a default thereunder.

                          (d)    If at any time the Company shall have failed to
pay all dividends which have accrued on any outstanding shares of Senior Securities or any Parity Securities at the times such dividends are payable, unless otherwise provided in the terms of the Senior Securities or the Parity Securities, no cash or stock dividend shall be declared by the Board of Directors or paid or set apart for payment by the Company on shares of Preferred Stock unless prior to or concurrently with such declaration, payment or setting apart for payment, all accrued and unpaid dividends on all outstanding shares of such Senior Securities and Parity Securities shall have been declared, paid or set apart for payment, without interest; provided, however, that in the event
                                         --------  -------
such failure to pay accrued dividends is with respect only to the outstanding shares of Preferred Stock and any outstanding shares of any Parity Securities, cash or stock dividends may be declared, paid or set apart for payment, without interest, pro rata on shares of Preferred Stock and shares of such other series
          --------
of Preferred Stock so that the amounts of any dividends declared, paid or set apart for payment (whether in cash or additional securities) on shares of Preferred Stock and shares of such other series of preferred stock shall in all cases bear to each other the same ratio that, at the time of such declaration, payment or setting apart for payment, the amounts of all accrued but unpaid dividends on shares of the Preferred Stock and shares of Parity Securities bear to each other. Any dividend not paid pursuant to section 3(a) hereof or this section 3(d) shall be fully cumulative and shall accrue (whether or not declared), without interest, as set forth in section 3(a) hereof, even if such dividend is not paid pursuant to section 3 (c).

                          (e)    Holders of shares of Preferred Stock shall be
entitled to receive the dividends provided for in section 3 (a) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

                  4.     Liquidation Preference.
                         ----------------------

                          (a)    In the event of any voluntary or involuntary
liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount in cash equal to $238,430 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities; provided, however,
                                                            --------  -------
that the holders of outstanding shares of Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of Senior Securities shall have been paid in full. No full preferential payment on account of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, shall be made to the holders of any class of Parity Securities unless there shall likewise be paid at the same time to holders of Preferred Stock the full amounts to which such holders are entitled with respect to such distribution. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Preferred Stock and outstanding shares of Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the full respective preferential amounts that would be payable on such shares of Preferred Stock and such shares of Parity Securities if all amounts payable thereon were paid in full.

                          (b)    For the purposes of this section 4, (x) the
voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company or (y) the consolidation or merger of the Company with one or more other companies or entities shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                  5.      Redemption.
                          ----------

                           (a)   Mandatory Redemption. (i) To the extent
                                 --------------------
permitted by law and subject to the prior or simultaneous prepayment in full of the Debt Instruments, as a mandatory redemption for the retirement of the shares of Preferred Stock, the Company shall redeem, out of Legally Available Funds (if such shares remain outstanding) on September 19, 2003 (the "Mandatory Redemption Date"), all remaining shares of Preferred Stock then outstanding, at the redemption price of $238,430 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the Mandatory Redemption Date. Immediately prior to authorizing or making such redemption with respect to the Preferred Stock, the Company, by resolution of its Board of Directors shall, to the extent of any Legally Available Funds, declare a dividend on the Preferred Stock payable on the Mandatory Redemption Date in an amount equal to any accrued and unpaid dividends on the Preferred Stock as of such date and, if the Company does not have sufficient Legally Available Funds to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends shall be added to the redemption price. If the Company shall fail to discharge its obligation to redeem all of the outstanding shares of Preferred Stock required to be redeemed pursuant to this section 5(a) (the "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Company is able to discharge such Mandatory Redemption Obligation. If and so long as the Mandatory Redemption Obligation shall not be fully discharged, (x) dividends on the Preferred Stock shall continue to accrue and be added to the dividend payable pursuant to the second preceding sentence and (y) the Company shall not declare or pay any dividend or make any distribution on its securities not otherwise permitted by this certificate.

                  (b)   Optional Redemption. To the extent permitted by law and
                        -------------------
subject to the prior or simultaneous prepayment in full of the Debt Instruments, the Preferred Stock shall be redeemable at any time, or from time to time, in whole or in part, out of Legally Available Funds, at the option of the Company, (an "Optional Redemption Date"). Optional redemptions shall be made, upon giving notice as provided in section 5(c) hereof, at the redemption price of $238,430 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the Optional Redemption Date. Immediately prior to authorizing or making any such redemption with respect to the Preferred Stock, and as a condition precedent to the Company so redeeming at its option, in whole or in part, shares of the Preferred Stock, the Company, by resolution of its Board of Directors shall, to the extent of any Legally Available Funds, declare a dividend on the Preferred Stock payable on the Optional Redemption Date in an amount equal to any accrued and unpaid dividends on the Preferred Stock as of such date and if the Company does not have sufficient Legally Available Funds to declare and pay all dividends accrued to the Optional Redemption Date, any remaining accrued and unpaid dividends shall be added to the redemption price.

                  (c)   Notice of Redemption. For the purposes of this section
                        --------------------
5(c), a Mandatory Redemption Date and an Optional Redemption Date are hereinafter collectively referred to as a "Redemption Date"). In the event the Company shall redeem shares of Preferred Stock pursuant to section 5(a) or 5(b) hereof, a notice of such redemption shall be given by first-class mail, postage prepaid, mailed prior to the Redemption Date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock books of the Company. Notice having been mailed as aforesaid, on and after the Redemption Date, unless the Company shall be in default in providing money for the payment of the redemption price (including an amount equal to any accrued and unpaid dividends up to and including the Redemption Date), (x) dividends on the shares of the Preferred Stock so called for redemption shall cease to accrue, (y) said shares shall be deemed no longer outstanding, and (z) all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the monies payable upon redemption, without interest thereon, upon surrender of the certificates evidencing such shares) shall cease.

                  Upon surrender of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require), such shares shall be redeemed by the Company at the applicable redemption price aforesaid. If fewer than all the outstanding shares of Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of Preferred Stock not previously called for redemption by lot or pro rata or by any other equitable method determined by the Board of Directors in its sole discretion. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                       (d) The election by the Company to redeem shares of Preferred Stock pursuant to this section 5 hereof shall become irrevocable only on the relevant Optional Redemption Date.

                  6.   Voting Rights. Except as required by law, holders of
                       -------------
Preferred Stock shall have no voting rights.

                  7.   Limitation and Rights Upon Insolvency.
                       -------------------------------------

Notwithstanding any other provision of this Certificate of Designations, the Company shall not be required to pay any dividend on, or to pay any amount in respect of any redemption of, the Preferred Stock at a time when immediately after making such payment the Company is or would be rendered insolvent (as defined by applicable law), provided that the obligation of the Company to make any such payment shall not be extinguished in the event the foregoing limitation applies.

                  8.   Limitations under the Debt Instruments. Notwithstanding
                       --------------------------------------
any other provision of this Certificate of Designations, the Company shall not be required to pay any dividend on, or to pay any amount in respect of any redemption of, the Preferred Stock if upon, or after, making such payment the Company would, or with the passage of time, or the giving of notice, or both, would be in default under the terms of the Debt Instruments, provided that the obligation of the Company to make any such payment shall not be extinguished in the event the foregoing limitation applies.

                  9.   Shares to Be Retired. Any share of Preferred Stock
                       --------------------
redeemed or otherwise acquired by the Company shall be retired and cancelled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as Preferred Stock or shares of preferred stock of one or more other series.

                  10.  Record Holders. The Company may deem and treat the record
                       --------------
holder of any shares of Preferred Stock as the true and lawful owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary.

                  11.  Notice. Except as may otherwise be provided for herein,
                       ------
all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon, the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: if to the Company, to its offices at 462 West Bearcat Drive, Salt Lake City, Utah 84115 (Attention: President) or to an agent of the Company designated as permitted by the Certificate of Incorporation or, if to any holder of the Preferred Stock, to such holder at the address of such holder of the Preferred Stock as listed in the stock record books of the Company; or to such other address as the Company or holder, as the case may be, shall have designated by notice similarly given. "Business Day" shall mean the a date that is not a Saturday, Sunday or legal holiday or which banks in the State of New York are permitted to be closed.

                  IN WITNESS WHEREOF, this Corrected Certificate of Designations has been duly executed this 4th day of October , 1996.


                                       MRS. FIELDS' HOLDING COMPANY, INC.



                                       By:/s/ Herbert S. Winokur, Jr.
                                          -----------------------------------
                                          Name: Herbert S. Winokur, Jr.
                                          Title: President